Exhibit 10.11

SECOND LEASE AMENDMENT

ELAUWIT CONNECTION, INC.

This Lease Amendment is made and entered into on this day, the 2nd day of January 2025, by and between GREENLEAF INVESTMENT PARTNER L091, LLC (“Landlord”) and ELAUWIT CONNECTION, INC. (“Tenant).

WITNESSETH:

WHEREAS, the Landlord and Tenant have entered into a certain Lease (the “Lease”) dated December 7, 2023 for premises (“Premises”) consisting of approximately 1,750 rentable square feet located within the Premises of 1700 Alta Vista Drive, Suite 130, Columbia, SC 29223 (“Property”), commencing on January 1, 2023 and ending on December 31, 2023.

WHEREAS, the Landlord and Tenant agreed to amend the Lease dated May 31, 2024 for premises consisting of approximately 4,000 rentable square feet located within the Premises of 1700 Alta Vista Drive, Suite 130 and Suite 140, Columbia, SC 29223, commencing on July 1, 2024 and ending on June 30, 2026.

WHEREAS, the Landlord and Tenant wish to amend the Lease described, it being to the mutual benefit of all parties to do so.

NOW, THEREFORE, the parties hereto agree that the Lease shall be and amended as follows:

A.	Tenant shall expand into Suite 120, located within the Premises at 1700 Alta Vista Drive, Columbia, SC 29223. Suite 120 consists of 1,950 rentable square feet, increasing the total rentable square footage of the Premises to 5,950 rentable square feet.
B.	In addition to the Base Rent, the Tenant will continue to pay their proportionate share of Additional Expenses at a prorated rate of 62%.
C.	This amendment will run concurrently with the existing terms and conditions of the Lease, commencing on February 1, 2025, and concluding on June 30, 2026.
D.	Tenant shall provide a Security Deposit equivalent to one month's rent for the additional space, totaling $1,535.63.
E.	Tenant shall have immediate access to suite 120 upon execution of this amendment

Term	Base Rent Annually	Base Rent Monthly
2/1/2025 - 6/30/2025	$56,227.50	$4,685.63
7/1/2025 - 6/30/2026	$58,488.50	$4,874.04

1.     Landlord and Tenant each warrant and represent to the other that it has not dealt with any broker or real estate representative or consultant in connection with this Lease,

2.     This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

3.      Except as expressly modified herein, the terms and conditions of the Lease shall remain the same and shall remain in full force and effect during the Lease Extension Term. The terms and conditions are hereby ratified and confirmed by Landlord and Tenant.

It is agreed that in the event of a conflict or inconsistency between the Lease and this Lease Amendment, the terms of this Amendment shall control. All other terms and conditions of the aforementioned Lease shall remain in full force and effect other than as modified herein. Upon execution by all parties, this Amendment shall be attached to and form a part of said Lease. I understand and agree this is a legal representation of my signature.

IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year above written.

Landlord: GREENLEAF INVESTMENT PARTNERS L091, LLC

By:	/s/ Mark Buchanan

Title:	Chief of Staff

Date:	January 6, 2025

Tenant: ELAUWIT CONNECTION, INC.

By:	/s/ Taylor Jones

		Title:	President and CTO

		Date:	January 3, 2025